Exhibit 99.1

PRESS RELEASE

Contact: Symmetry Medical Inc. Fred L. Hite Senior Vice President Chief Financial Officer (574) 371-2218	Investors and Media: The Ruth Group Zack Kubow (646) 536-7020 zkubow@theruthgroup.com

Symmetry Medical Reports Third Quarter 2014 Financial Results

Third Quarter Highlights:

•	Revenue of $95.9 million, flat compared to the prior year
•	Income from continuing operations of $1.3 million; as adjusted income from continuing operations of $4.7 million
•	Earnings per share from continuing operations of $0.04; as adjusted earnings per share from continuing operations of $0.13
•	On track to complete the previously announced definitive agreement to sell its OEM Solutions business and concurrently transfer to Symmetry Medical, Inc.’s shareholders ownership in a new company holding its Symmetry Surgical business

WARSAW, Ind., October 30, 2014 - Symmetry Medical Inc. (NYSE: SMA), a leading global source of innovative medical device solutions, including surgical instruments, orthopedic implants, and sterilization cases and trays, announced third quarter 2014 financial results for the period ended September 27, 2014.

	Third Quarter			Vs Prior Quarter
(in millions, except per share data)	2014	2013	Change	3Q'14	2Q'14	Change
Revenue	$95.9	$95.7	0%	$95.9	$101.3	-5%
Operating income (loss)	3.1	(40.3)	Fav	3.1	(2.6)	Fav
Income (loss) from continuing operations	1.3	(29.0)	Fav	1.3	(2.6)	Fav
EPS from continuing operations	$0.04	$(0.80)	Fav	$0.04	$(0.07)	Fav

As Adjusted Non-GAAP*
Operating income*	$9.0	$10.1	-11%	$9.0	$11.9	-24%
Income from continuing operations**	4.7	3.4	38%	4.7	6.4	-27%
EPS from continuing operations**	$0.13	$0.09	44%	$0.13	$0.17	-24%

* Operating income excludes charges for amortization of intangible assets, stock compensation expense, transaction related costs, asset impairment charges, facility closure and severance, product recall costs, Symmetry Surgical distributed catalog costs and net gain on insurance proceeds received.  See "As Adjusted Financial Measures" below.

** Income from continuing operations represents Operating Income excluding unrealized foreign currency impact on an intercompany debt, amortization of debt issuance costs and net change in reserves for uncertain tax positions.  See "As Adjusted Financial Measures" below.

(in millions)	Third Quarter			Vs Prior Quarter
Revenue by Product: by Segment	2014	2013	Change	3Q'14	2Q'14	Change
OEM Solutions Revenue
Instruments	$28.4	$27.2	4%	$28.4	$29.8	-5%
Implants	27.1	26.1	4%	27.1	29.4	-8%
Cases	16.3	17.0	-4%	16.3	17.3	-6%
Other	4.1	3.2	28%	4.1	4.4	-7%
Total OEM Solutions Revenue	$75.9	$73.5	3%	$75.9	$80.9	-6%
Symmetry Surgical Revenue	20.0	22.2	-10%	20.0	20.4	-2%

Total Revenue	$95.9	$95.7	0%	$95.9	$101.3	-5%

Revenue for the third quarter 2014 was $95.9 million, essentially flat compared to $95.7 million in the same period last year. The current quarter revenue was primarily driven by higher sales in the Company's OEM Solutions segment, partially offset by a decrease in the Symmetry Surgical segment.

OEM Solutions segment revenue was $75.9 million in the third quarter 2014, a 3.3% increase from $73.5 million in the third quarter 2013. The increase was driven by higher revenue in the Instruments, Implants and Other segments, partially offset by a decline in revenue in the Cases segment. Third quarter 2014 OEM Solutions segment revenue included a benefit of $0.8 million, or 1.0%, due to the favorable impact of foreign currency exchange rates. On a sequential basis, third quarter 2014 OEM Solutions revenue was down 6.2% compared to the second quarter 2014, reflecting lower sales in all OEM segments. The OEM Solutions segment continues to experience steady end market implant demand consistent with procedural growth and with original Company guidance assumptions.

Symmetry Surgical segment revenue was $20.0 million in the third quarter 2014, a 9.8% decrease from $22.2 million in the third quarter 2013, or a 2.1% decrease neutralized for the loss of distribution rights for the alliance New Wave product line. Third quarter 2014 Symmetry Surgical segment revenue was not impacted by changes in foreign currency exchange rates. On a sequential basis, third quarter 2014 Symmetry Surgical segment revenue was down 1.6% compared to the second quarter 2014, but increased 1.7% sequentially neutralized for the loss of distribution rights for the alliance New Wave product line. For the third quarter 2014, Symmetry Surgical encountered a continued sluggish hospital spending environment, particularly in capital items.

Gross profit for the third quarter 2014 was $25.7 million, compared to $25.2 million in the same period last year. Gross margin percentage for the third quarter 2014 was 26.8%, compared to 26.4% in the third quarter 2013. Gross margin was driven by improved efficiency in the OEM Solutions segment and a net gain on insurance proceeds received, partially offset by a lower percentage of revenue from the Company's higher margin Symmetry Surgical segment and internal mix as compared to the same period last year.

Sales, marketing, general and administrative expenses in the third quarter 2014 were $21.2 million, compared to $17.4 million in the same period last year. The increase in the third quarter 2014 was primarily due to $4.0 million in higher general and administrative expenses, partially offset by cost controls in sales and marketing expenses. The increase in general and administrative expenses was due to increases of $3.4 million in transaction related costs, $0.2 million in stock based compensation expenses, and $0.2 million in amortization expense. This was partially offset by a decrease in specific healthcare related expenses as well as one-time costs of $0.6 million for the initial Symmetry Surgical catalog distribution in the third quarter 2013.

Operating income for the third quarter 2014 was $3.1 million, compared to an operating loss of $(40.3) million in the third quarter 2013. The third quarter 2013 includes an impairment charge of $46.5 million for goodwill and intangible assets. Operating margin was 3.2% in the third quarter 2014, compared to (42.1)% in the same period last year. Excluding charges for amortization of intangible assets, stock compensation expense, transaction related costs, asset impairment charges, facility closure and severance, product recall costs, Symmetry Surgical distributed catalog costs and net gain on insurance proceeds received (referred to collectively as "operating income adjustments"), operating income for the third quarter 2014 was $9.0 million, compared to $10.1 million in the same period last year. The decrease was primarily driven by lower revenue in the Symmetry Surgical segment, partially offset by higher OEM Solutions gross margin.

Interest expense for the third quarter 2014 was $2.1 million, compared to interest expense of $4.3 million in the same period last year. This decrease was driven by the Company's focus on using free cash flow to reduce debt and the amendment of the Company’s credit facility at the end of 2013, which allowed the Company to eliminate its higher rate mezzanine debt.

Income tax expense for the third quarter 2014 was $0.4 million, compared to income tax benefit of $16.4 million in the same period last year, due to the income from continuing operations in the third quarter 2014 and loss from continuing operations before income taxes in the third quarter 2013.

Net income from continuing operations for the third quarter 2014 was $1.3 million, or $0.04 per diluted share, compared to net loss from continuing operations of $29.0 million, or $(0.80) per diluted share, in the same period last year. Excluding the operating income adjustments noted above, as well as unrealized foreign currency impact on an intercompany loan, net reserve for uncertain tax positions and amortization of debt issuance costs, net income from continuing operations for the third quarter 2014 was $4.7 million, or $0.13 per diluted share, compared to $3.4 million, or $0.09 per diluted share in the same period last year.

The weighted average number of diluted shares outstanding during the third quarter of 2014 was 37,094,078.

Thomas J. Sullivan, President and Chief Executive Officer of Symmetry Medical, stated, “Our third quarter results reflect continued execution of our strategic initiatives in our OEM Solutions and Symmetry Surgical businesses. While revenue was relatively flat compared to the prior year, our efficiency initiatives, including the Symmetry Business System, contributed to expanded gross margin and profitability in OEM Solutions. In the Symmetry Surgical segment, we achieved a second consecutive quarter of overall sequential growth when excluding the loss of the New Wave product line.”

Mr. Sullivan added, “We remain on track with our proposed transaction to sell our OEM Solutions business and concurrently transfer to Symmetry Medical, Inc.’s shareholders ownership in a new company holding our Symmetry Surgical business. With the required regulatory approvals complete we are preparing to file our definitive Proxy with the SEC and are focused on completing the shareholder vote and closing the transaction before the end of the year.”

Conference Call

Symmetry Medical will host a conference call to discuss third quarter 2014 financial results at 8:00 a.m. ET on October 30, 2014. A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.symmetrymedical.com. The dial-in numbers are (800) 708-4539 for domestic callers and (847) 619-6396 for international. The reservation number for both is 38270281 (please reference “Zack Kubow” as host and “Symmetry Medical” as the Company). After the live webcast, the call will remain available on Symmetry Medical’s website through January 30, 2014 or until the proposed transaction to sell the OEM Solutions business and concurrently transfer to Symmetry Medical, Inc.’s shareholders ownership in a new company holding its Symmetry Surgical business is complete. In addition, a telephonic replay of the call will be available until November 29, 2014. The replay numbers are (888) 843-7419 for domestic callers and (630) 652-3042 for international callers. Please use reservation code 3827 0281#.

About Symmetry Medical Inc.

Symmetry Medical Inc. is a leading global source of innovative medical device solutions, including surgical instruments, orthopedic implants, and sterilization cases and trays. The Company’s thousands of Teammates provide design, development and worldwide production capabilities for these products to customers in the orthopedic industry, other medical device markets, and specialized non-healthcare markets. Symmetry’s trusted reputation and brands, broad Intellectual Property portfolio and commitment to innovation enable it to collaborate with hundreds of global medical device manufacturers as well as thousands of hospitals to provide solutions for today’s needs and tomorrow’s growth.

As Adjusted Non-GAAP Measures

The as adjusted* measures, including adjusted operating income, net income and EPS, shown in this release exclude the impact of amortization of intangible assets and debt issuance costs, asset impairment charges, the net gain on insurance proceeds received, unrealized foreign currency impact on an intercompany loan, stock compensation expense, transaction related costs, facility closure and severance costs, product recall costs, Symmetry Surgical catalog costs and net reserves for uncertain tax positions.

Reconciliations of these non-GAAP measures to the most directly comparable GAAP measure are included after the financial information included in this press release. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Management believes these non-GAAP measures improve management's and investors' ability to better compare the company's ongoing financial performance between periods and with other companies.

Forward Looking Statements

Statements in this press release regarding Symmetry Medical Inc.'s business and the planned separation of the Symmetry Surgical business, which are not historical facts may be "forward-looking statements" that involve risks and uncertainties, within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as "may," "might," "will," "should," "expect," "believe," "anticipate," "plan," "estimate," "intend," and similar words indicating possible future expectations, events or actions. Such predictive statements are not guarantees of future performance, and actual outcomes and results could differ materially from our current expectations. We refer you to the "Risk Factors" and "Forward Looking-Statements" sections in Symmetry Medical Inc.’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission as well as the Company's other filings with the SEC, which are available on the SEC's Web site at www.sec.gov. In addition to the risks discussed in those filings, the separation of the Symmetry Surgical business into an independent company could present additional risks that could cause actual results to differ materially from those in the forward-looking statements, including the risk of disruption to the management and operations of the Symmetry Surgical business, the risk that the Symmetry Surgical business will be unsuccessful in finding, executing, integrating and managing acquisition opportunities, the risks associated with Symmetry Surgical being required to negotiate and maintain arms-length supply arrangements with the Symmetry Medical Inc. OEM business after the OEM business has been divested, the risk of increased costs and expenses associated by the reduced scale of the Symmetry Surgical business compared to Symmetry Medical Inc.’s current OEM/Symmetry Surgical integrated platform, and the risk that the stand-alone Symmetry Surgical business will not enjoy the benefits of business diversification afforded by Symmetry Medical Inc.’s current integrated OEM/Symmetry Surgical platform.

Additional Information and Where To Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed merger transaction between Symmetry Medical, Inc. and Tecomet Inc. will be submitted to the stockholders of Symmetry Medical, inc. for their consideration. Symmetry Medical, Inc. expects to file a preliminary proxy statement with the SEC and a definitive proxy statement on Schedule 14A, and Symmetry Medical, Inc. and Symmetry Surgical plan to file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF SYMMETRY MEDICAL, INC. ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT/ PROSEPCTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC (INCLUDING THE DEFINITIVE PROXY STATEMENT/PROSEPCTUS) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the preliminary proxy statement and other documents containing important information about Symmetry Medical, Inc., Symmetry Surgical and Tecomet (including the definitive proxy statement), once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Symmetry Medical, Inc. and Symmetry Surgical, when and if available, can be obtained free of charge on Symmetry Medical’s website at www.symmetrymedical.com or by directing a written request to Symmetry Medical, Inc., 3724 North State Road 15, Warsaw, Indiana 46582, Attention: Investor Relations.

Symmetry Medical, Inc. and certain of its directors, executive officers and certain members of management may be deemed to be participants in the solicitation of proxies from the stockholders of Symmetry Medical, Inc. in connection with the proposed transaction. Information about the directors and executive officers of Symmetry Medical, Inc. is set forth in its Annual Report on Form 10-K, which was filed with the SEC on March 10, 2014 and the definitive proxy statement filed with the SEC on March 14, 2014. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation may also be included in the definitive proxy statement and other relevant materials when and if filed with the SEC in connection with the proposed transaction.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction in connection with the merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933.

Symmetry Medical Inc.

Consolidated Statements of Operations

In Thousands, Except Per Share Data

	Three Months Ended		Year to Date
	September 27,	September 28,	September 27,	September 28,
	2014	2013	2014	2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenue	$95,935	$95,667	$294,087	$290,493
Cost of revenue	70,223	70,429	216,476	213,722

Gross profit	25,712	25,238	77,611	76,771

Research and development expenses	1,261	1,121	3,660	3,459
Sales and marketing expenses	6,292	6,509	19,235	20,428
General and administrative expenses	14,939	10,899	37,831	34,163
Asset impairment	-	46,548	10,500	46,548
Facility closure and severance	161	454	928	1,360

Operating income (loss)	3,059	(40,293)	5,457	(29,187)
Other (income) expense:
Interest expense	2,051	4,337	6,383	13,509
Loss on debt extinguishment	-	-	503	-
Derivatives valuation (gain) loss	-	5	-	242
Other	(710)	829	(806)	931

Income (loss) from continuing operations before income taxes	1,718	(45,464)	(623)	(43,869)
Income tax expense (benefit)	401	(16,447)	(721)	(16,110)

Income (loss) from continuing operations	1,317	(29,017)	98	(27,759)
Loss from discontinued operations, net of taxes	-	(5,507)	(4,078)	(5,882)

Net income (loss)	$1,317	$(34,524)	$(3,980)	$(33,641)

Income (loss) per share from continuing operations:
Basic	$0.04	$(0.80)	$-	$(0.76)
				-
Diluted	$0.04	$(0.80)	$-	$(0.76)

Weighted average common shares and equivalent shares outstanding:
Basic	36,594	36,345	36,582	36,312
Diluted	37,094	36,345	37,051	36,312

Symmetry Medical Inc.

Consolidated Balance Sheets

In Thousands

	September 27,	December 28,
	2014	2013

ASSETS:	(unaudited)
Current Assets:
Cash and cash equivalents	$27,175	$7,362
Accounts receivable, net	53,180	51,813
Inventories	56,661	58,879
Refundable income taxes	3,198	5,784
Deferred income taxes	6,193	5,439
Other current assets	4,800	4,900

Total current assets	151,207	134,177
Property and equipment, net	87,357	89,993
Goodwill	170,674	182,178
Intangible assets, net of accumulated amortization	99,246	105,004
Other assets	2,839	4,484

Total Assets	$511,323	$515,836

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current Liabilities:
Accounts payable	$28,831	$28,837
Accrued wages and benefits	12,909	9,656
Other accrued expenses	9,144	7,138
Accrued income taxes	989	53
Derivative valuation liability	416	283
Revolving line of credit	-	-
Current portion of capital lease obligations	507	465
Current portion of long-term debt	-	6,531

Total current liabilities	52,796	52,963
Accrued income taxes	685	2,126
Deferred income taxes	4,768	7,536
Derivative valuation liability	2,311	1,104
Other liabilities	923	886
Capital lease obligations, less current portion	563	974
Long-term debt, less current portion	170,000	165,450

Total Liabilities	232,046	231,039

Commitments and contingencies

Shareholders' Equity:
Common Stock, $.0001 par value; 75,000 shares authorized; shares issued September 27, 2014-- 37,550; December 28, 2013--37,209	4	4
Additional paid-in capital	291,893	289,257
Retained deficit	(13,511)	(9,531)
Accumulated other comprehensive income	891	5,067

Total Shareholders' Equity	279,277	284,797

Total Liabilities and Shareholders' Equity	$511,323	$515,836

Reconciliation of As Adjusted Financial Measures

	Three Months Ended
	September 27,	June 28,	September 28,
	2014	2014	2013
	(In Thousands, Except Per Share Data)
	(unaudited)

Operating income (loss), as reported	$3,059	$(2,576)	$(40,293)
Adjustments:
Amortization of intangible assets	1,894	1,894	1,739
Stock compensation expense	922	960	680
Net gain on insurance proceeds received (1)	(756)	(152)	-
Symmetry Surgical catalog	-	-	633
Transaction related costs	3,765	998	331
Asset impairment	-	10,500	46,548
Facility closure and severance	161	428	454
Product recall costs	-	(118)	-

Operating income, as adjusted	$9,045	$11,934	$10,092

Income (loss) from continuing operations, as reported	$1,317	$(2,614)	$(29,017)
Adjustments:
Amortization of intangible assets	1,231	1,231	1,130
Stock compensation expense	599	624	442
Net gain on insurance proceeds received (1)	(756)	(152)	-
Transaction related costs	3,400	649	215
Symmetry Surgical catalog	-	-	411
Asset impairment	-	6,550	34,039
Facility closure and severance	105	278	295
Product recall costs	-	(77)	-
Reserve for uncertain tax positions, net	(838)	-	(4,970)
Unrealized foreign currency impact on intercompany loan	(529)	(275)	550
Amortization of debt issuance costs	147	147	308

Income from continuing operations, as adjusted	$4,676	$6,361	$3,403

Earning per diluted share from continuing operations, as reported	$0.04	$(0.07)	$(0.80)
Impact of adjustments	0.09	0.24	0.89

Earning per diluted share from continuing operations, as adjusted	$0.13	$0.17	$0.09

(1)  Represents insurance proceeds received in excess of losses incurred

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